Exhibit 99.1

NEWS RELEASE

ISS RECOMMENDS GOLDEN QUEEN SHAREHOLDERS

VOTE FOR THE TRANSACTION

Vancouver, BC – May 2, 2019 Golden Queen Mining Co. Ltd. (TSX: GQM, OTCQX: GQMNF) (“Golden Queen” or the “Company”) is pleased to announce that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has recommended that shareholders vote FOR the Transaction Resolution.

The proxy circular mailed to shareholders in connection with the shareholder meeting includes a proposal to approve a special resolution for the sale of 100% of the shares of Golden Queen Mining Holdings Inc., which currently holds a 50% ownership interest in the Soledad Mountain Project, pursuant to the terms of an agreement dated February 7, 2019 between the Company and certain purchasers as described in the proxy circular (the “Transaction”).

ISS an independent, third party, proxy advisory firm who, among other services, provides proxy voting recommendations to pension funds, investment managers, mutual funds and other institutional shareholders.

ISS stated “A vote FOR the proposal is warranted, given the substantial doubt as to whether the company can continue as a going concern, the reported losses and negative cash flow from operations, and that the cash consideration from the transaction will provide immediate liquidity in the form of debt forgiveness, ownership cancellation, and cash worth approximately $37.2 million“.

We remind shareholders that the cut-off for voting is 10:00 a.m. (Pacific time) on May 9, 2019.

HOW TO VOTE

Registered shareholders (those who hold shares in their name and represented by a physical certificate or through the Direct Registration System) may vote by mail, internet, telephone or in person at the Annual General and Special Meeting. In the interest of time, shareholders are encouraged to vote via the internet or by telephone as follows:

Internet: vote online at www.investorvote.com, using the control number located on your proxy (which you received in the mail)

Telephone: Call 1-866-732-VOTE (8683) toll free

Beneficial shareholders (those who hold shares through a bank, broker or other intermediary) will have different voting instructions provided to them and should follow the instructions found on their voting instruction form.

Internet: vote online at www.proxyvote.com, using the control number located on your voting instruction form (which you received in the mail)

Telephone: Call the number provided on your voting instruction form.

Shareholders who have questions or have not received their proxy or voting instruction form may contact the Company’s Proxy Solicitation Agent:

Laurel Hill Advisory Group

Toll free: 1-877-452-7184 or 416-304-0211 (Collect Outside North America)

Email: assistance@laurelhill.com

Shareholders are encouraged to review the Company’s management information circular dated April 10, 2019 which provides details of the Meeting to be held at 2300- 1066 West Hastings Street, Vancouver, BC on May 13, 2019 at 10 a.m. (Pacific Time)

A copy of the Circular and related documents have been mailed to the Company’s shareholders. Copies of the Circular and relted documents can be obtained via SEDAR (www.sedar.com) or by contacting Laurel Hill Advisory Group toll-free at 1-877-452-7184 or at 416-304-0211 or by email at assistance@laurelhill.com.

Shareholder participation at this Meeting is very important and the Board encourages all shareholders to vote their proxy forms.

About Golden Queen Mining Co. Ltd.:

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The mine also produces aggregate rock.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution with Respect to Forward-Looking Statements:  Caution with Respect to Forward-Looking Statements:  Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and US securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “expects”, “will”, “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to expected production rates, ore output and grade results, plans and intentions with respect to activities on the Project, and the results of ongoing drilling supporting past resource estimates, the ability of the Company to consummate the Transaction on the terms of the Transaction agreement, the receipt of necessary approvals including shareholder, Toronto Stock Exchange, regulatory and other third party approvals. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties disclosed in the section entitled “Risk Factors” contained in our proxy circular as well as in our Annual Report on Form 10-K for the year ended December 31, 2018. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.